Exhibit 21

The following is a list of subsidiaries of FPIC Insurance Group, Inc. as of December 31, 1997:

Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

Florida Physicians Insurance Company                    Florida

FPIC Insurance Agency                                   Florida

McCreary Corporation                                    Florida

Employers Mutual, Inc.                                  Florida